Exhibit 28 (i)(2)

437 Madison Avenue 29th Floor New York, NY 10022 212-867-9500 Fax 212-599-1759 1105 Market Street, 15th Floor Wilmington, DE 19801-1201 302-504-7800 Fax 302-504-7820	123 South Broad Street Avenue of the Arts Philadelphia, PA 19109 215-772-1500 Fax 215-772-7620

LibertyView

457 Haddonfield Road, Suite 600

Cherry Hill, NJ 08002-2220

856-488-7700

Fax 856-488-7720

Cornerstone Commerce Center

1201 New Road, Suite 100

Linwood, NJ 08221

609-601-3010

Fax 609-601-3011

1235 Westlakes Drive, Suite 200

Berwyn, PA 19312-2401

610-889-2210

Fax 610-889-2220

July 11, 2014

New Alternatives Fund

150 Broadhollow Road, Suite PH 2

Melville, New York 11747

Re:     New Alternatives Fund – Shares of Beneficial Interest

Ladies and Gentlemen:

We have been asked to provide to New Alternatives Fund, a statutory trust organized under the laws of the State of Delaware (the “Trust”), an opinion with respect to shares of beneficial interest of the Trust to be registered under the Securities Act of 1933, as amended (the “Securities Act”). In connection with this opinion, we have examined: (i) the Certificate of Trust; (ii) the Agreement and Declaration of Trust (the “Declaration of Trust”); (iii) the By-Laws of the Trust; (iv) and the resolutions adopted by the Trust’s Board of Trustees organizing the business of the Trust, designating series and classes of shares, and authorizing the issuance of shares to the public, all as amended to date, and the various pertinent Trust proceedings we deem material.

The Trust is authorized by its Declaration of Trust to issue an unlimited number of shares of beneficial interest (the “Shares”), with no par value per share. The Declaration of Trust designates, or authorizes the Trustees to designate, one or more series of Shares, and to designate separate classes of shares within the same series. The Declaration of Trust also empowers the Trustees to designate any additional series or classes and to allocate Shares to such series or classes. Currently, the Trust has designated and is authorized to offer Shares of one series, also named New Alternatives Fund (the “Fund”). Currently, the Fund has two classes of Shares: Class A Shares and Investor Shares.

Montgomery McCracken Walker & Rhoads LLP

New Alternatives Fund

July 11, 2014

The Trust will file with the U. S. Securities and Exchange Commission a registration statement under the Securities Act adopting the registration statement of New Alternatives Fund, Inc., a New York corporation, as its own pursuant to Rule 414 under the Securities Act, which registration statement is deemed to register an indefinite number of Shares of the Trust pursuant to the provisions of Rule 24f-2 under the Investment Company Act of 1940, as amended. You have advised us that the Trust will, from year to year, timely file a Notice pursuant to Rule 24f-2 perfecting the registration of the Shares sold by the Trust during each fiscal year during which such registration of an indefinite number of Shares remains in effect.

You have also informed us that the Shares of the Trust will be sold in accordance with the Trust’s usual method of distributing its registered Shares, under which prospectuses are made available for delivery to offerees and purchasers of such Shares in accordance with Section 5(b) of the Securities Act.

This opinion is based exclusively on the laws of the State of Delaware and the federal law of the United States of America.

Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting entity under the laws of the State of Delaware, and the registration of an indefinite number of Shares of the Trust remains effective, the authorized Shares of the series and classes identified above, when issued for the consideration set by the Trustees pursuant to the Declaration of Trust, and subject to compliance with Rule 24f-2, will be validly issued, fully paid and non-assessable by the Trust, and the holders of such Shares will have all the rights provided for with respect to such holding by the Declaration of Trust and the laws of the State of Delaware.

We hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A of New Alternatives Fund, Inc.

Very truly yours,

MONTGOMERY, MCCRACKEN, WALKER & RHOADS, LLP

/S/ MONTGOMERY, MCCRACKEN, WALKER & RHOADS, LLP